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                                                                    Exhibit 10.4

                         COMMON STOCK PURCHASE AGREEMENT

     This COMMON STOCK PURCHASE AGREEMENT (this "AGREEMENT") is entered into as of the 24th day of March, 2006, by and between Biotech Shares Ltd., an entity organized and existing under the laws of the Isle of Man (the "INVESTOR"), and Idera Pharmaceuticals, Inc., a corporation organized and existing under the laws of the State of Delaware (the "COMPANY").

     WHEREAS, the Investor and the Company (the "PARTIES") desire that, upon the terms and subject to the conditions and limitations set forth herein, the Company may issue and sell to the Investor, from time to time as provided herein, and the Investor shall purchase from the Company, up to US$9,750,000 of shares of Common Stock (as defined below) of the Company;

     WHEREAS, in consideration for the Investor's execution and delivery of, and its performance of its obligations under, this Agreement, the Company is concurrently with the execution of this Agreement issuing to the Investor warrants to purchase 6,093,750 shares of Common Stock at an exercise price of $0.74 per share in the form of Exhibit A hereto, which warrants shall be exercisable at any time during the five-year period commencing September 24, 2006 (the "WARRANTS");

     WHEREAS, the Parties hereto are concurrently entering into a Registration Rights Agreement in the form of Exhibit B hereto (the "REGISTRATION RIGHTS AGREEMENT") pursuant to which the Company shall register the Common Stock issued and sold to the Investor under this Agreement and issuable pursuant to the Warrants upon the terms and subject to the conditions set forth therein; and

     WHEREAS, to assure payment of the purchase price for the Common Stock and the delivery of the certificates for the Common Stock purchased by the Investor when and if the Company elects in its sole discretion to sell such Common Stock to the Investor, the Investor is causing concurrently with the execution of this Agreement First National Bank of Lebanon (the "INVESTOR BANK") to issue a letter of credit through JP Morgan Chase Bank, N.A. (the "CONFIRMING BANK") in the form attached hereto as Exhibit C (the "LOC") on behalf of the Company.

     NOW, THEREFORE, the Parties hereto agree as follows:

     1. PURCHASE OBLIGATION. The Investor, intending to be legally bound, hereby irrevocably agrees to purchase from the Company shares of Common Stock with an aggregate purchase price of up to US$9,750,000 (the "MAXIMUM PURCHASE PRICE"), if and when the Company exercises its right to sell to the Investor such shares of Common Stock in accordance with Section 3 of this Agreement.

     2. INITIAL CLOSING

          (a) The closing of the execution and delivery of this Agreement shall take place at the offices of Wilmer Cutler Pickering Hale and Dorr LLP, 60 State Street, Boston, Massachusetts at 10:00 a.m. local time on the date of this Agreement (the "CLOSING").

          (b) At the Closing:


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               (i) The Company and the Investor shall execute and deliver this
Agreement;

               (ii) The Company and the Investor shall execute and deliver the Registration Rights Agreement;

               (iii) The Investor shall cause the delivery of the LOC by the Investor Bank and the Confirming Bank (the "Banks"); and

               (iv) The Company shall execute and deliver to the Investor the Warrants.

     3. SUBSEQUENT CLOSINGS

          (a) At any time, on or after June 24, 2006 and prior to December 15, 2006, the Company, may, in its sole discretion, deliver to the Investor one or more written notices in the form attached hereto as Exhibit D (each, a "PURCHASE NOTICE") specifying

               (i) The dollar amount of Common Stock (with respect to each Purchase Notice, the "PURCHASE AMOUNT") it elects to sell to the Investor on the closing date for such sale;

               (ii) The closing date for such sale (which date shall be 15 days after the effectiveness of the Purchase Notice);

               (iii) The number of shares of Common Stock to be issued on such closing date; and

               (iv) The price per share of Common Stock used to calculate the number of shares of Common Stock to be issued on such closing date.

If the Purchase Notice involves a Purchase Amount, which when aggregated with the Purchase Amount of Common Stock previously sold to the Investor hereunder exceeds $2,500,000, the Company shall confirm in such Purchase Notice that a registration statement (the "PRE-ISSUANCE REGISTRATION STATEMENT") covering the resale of the shares of Common Stock to be issued on such closing date has been declared and is effective and that the certificates representing such shares shall not bear a restricted securities legend.

Notwithstanding the foregoing,

               (A) the Company may not issue more than three Purchase Notices;

               (B) the closing date for a Purchase Notice may not occur within 45 days of the closing date for another Purchase Notice hereunder;

               (C) the Purchase Amount that the Company may elect to sell to the Investor under a single Purchase Notice on any closing date shall not exceed $4,000,000;


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               (D) the aggregate Purchase Amount that the Company may elect to sell to the Investor under all Purchase Notices may not exceed the Maximum Purchase Price; and

               (E) any Purchase Amount not sold under this Agreement on or before December 31, 2006 will lapse if not used.

          (b) The number of shares of Common Stock to be issued in connection with a Purchase Notice shall be determined by dividing (1) the Purchase Amount specified in the Purchase Notice by (ii) the greater of (A) $0.64 and (B) 80% of the volume-weighted average of the Closing Prices (as defined below) of the Common Stock for the five consecutive Trading Days (as defined below) immediately preceding the date that the Company sends such Purchase Notice to the Investor.

          (c) The Investor agrees that payment of the full Purchase Amount with respect to a Purchase Notice shall be made on the date specified in the Purchase Notice (the "PAYMENT DATE") through the Letter of Credit. Upon receipt by the Confirming Bank of the information required by the Letter of Credit, the Confirming Bank shall wire to the Company's designated account on the Payment Date the Purchase Amount specified by the Company.

          (d) Notwithstanding the foregoing, the Investor shall have no obligation hereunder to purchase any shares of Common Stock if the Purchase Amount of such shares, when aggregated with the Purchase Amount of Common Stock previously sold to the Investor under this Agreement, exceeds $2,500,000 unless the Pre-Issuance Registration Statement has been declared and is effective and the certificates representing such shares will not bear a restricted securities legend.

          (e) The Investor covenants that during period from the date hereof until the earlier of (i) December 31, 2006 and (ii) the date the Company is no longer entitled to sell any additional shares of Common Stock to the Investor under this Agreement (because the Company has sold the full US$9,750,000 contemplated by this Agreement or otherwise), neither the Investor nor any of its affiliates nor any entity managed or controlled by the Investor will ever enter into or execute or cause any person to enter into or execute any "short sale" of any shares of Common Stock.

          (f) Certain Definitions.

               (i) "CLOSING PRICE" of the Common Stock on any date means the last reported sales price or, in case no such reported sale takes place on such date, the average of the reported closing bid and ask prices on the principal trading market for the Common Stock. If no such prices are available, the Closing Price shall be the fair value of one share of Common Stock as determined in good faith by the Board of Directors.

               (ii) "COMMON STOCK" means the common stock, US$0.001 par value, of the Company as it exists on the date of this Agreement, and any shares of any class or classes of capital stock of the Company resulting from any reclassification or reclassifications thereof and which have no preference in respect of dividends or of amounts payable in the event of any voluntary or involuntary liquidation, dissolution or winding-up of the Company and which are not subject to redemption by the Company.


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               (iii) "TRADING DAY" means, with respect to any security, each
Monday, Tuesday, Wednesday, Thursday and Friday, other than any day on which securities are not generally traded on the principal exchange or market on which such security is traded.

     4. REPRESENTATIONS AND WARRANTIES. The Investor hereby acknowledges, represents, warrants and agrees as follows:

          (a) The Investor understands that the offering and sale outside the United States of the Common Stock, the Warrants and the Common Stock issuable upon exercise of the Warrants (the "OFFERING ") is intended to be exempt from registration under the U.S. Securities Act of 1933, as amended (the "SECURITIES ACT"), in accordance with Regulation S under the Securities Act ("REGULATION S"), based, in part, upon the representations, warranties and agreements of the Investor contained in this Agreement and of the shareholders of the Investor contained in the representation letters that the Company may obtain from time to time from the shareholders of the Investor;

          (b) The Investor and the Investor's attorney, accountant, Investor representative and/or tax advisor, if any (collectively, the "ADVISORS"), have received all documents requested by the Investor and the Investor and its Advisors, if any, have carefully reviewed them and understand the information contained therein prior to the execution of this Agreement;

          (c) None of the U.S. Securities and Exchange Commission, any state securities commission or any other regulatory authority (foreign or otherwise) has approved the Common Stock, the Warrants or any of the shares of Common Stock issuable upon exercise of the Warrants, or passed upon or endorsed the merits of the Offering;

          (d) The Investor and the Advisors, if any, have had a reasonable opportunity to ask questions of and receive answers from a person or persons acting on behalf of the Company concerning the Offering and the business, financial condition, results of operations and prospects of the Company, and all such questions have been answered to the full satisfaction of the Investor and the Advisors, if any;

          (e) The Investor has taken no action which would give rise to any claim by any person against the Company for brokerage commissions, finders' fees or the like relating to this Agreement or the transactions contemplated hereby;

          (f) The Investor, either alone or together with its Advisors, if any, have such knowledge and experience in financial, tax, and business matters, and, in particular, investments in securities, so as to enable them to utilize the information made available to them in connection with the Offering to evaluate the merits and risks of an investment in the Common Stock, the Warrants and the Company and to make an informed investment decision with respect thereto;

          (g) The Investor is not relying on the Company, or any of its agents or any of their respective employees or agents with respect to the legal, tax, economic and related considerations of an investment in the Common Stock, the Warrants or the shares of Common Stock issuable upon exercise of the Warrants, and the Investor has relied on the advice of, or has consulted with, only its own Advisors;


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          (h) The Investor is acquiring the Common Stock, the Warrants and the
Common Stock issuable upon exercise of the Warrants solely for such Investor's own account for investment and not with a view to resale or distribution thereof, in whole or in part. Except for arrangements with shareholders of the Investor as provided in the organizational documents of the Investor, the Investor has no agreement or arrangement, formal or informal, with any person to sell or transfer all or any part of the Common Stock, the Warrants or the shares of Common Stock issuable upon exercise of the Warrants, and the Investor has no plans to enter into any such agreement or arrangement;

          (i) The purchase of the Common Stock, the Warrants and the Common Stock issuable upon exercise of the Warrants represents high risk capital and the Investor is able to afford an investment in a speculative venture having the risks and objectives of the Company. The Investor must bear the substantial economic risks of the investment in the Common Stock, the Warrants and the Common Stock issuable upon exercise of the Warrants indefinitely because none of the Common Stock, the Warrants or the shares of Common Stock issuable upon exercise of the Warrants, may be sold, hypothecated or otherwise disposed of unless (i) such securities are registered under the Securities Act, (ii) an exemption from such registration is available in a transaction not subject to the registration requirements of the Securities Act or (iii) in accordance with Regulation S. The Company has agreed to file a registration statement to register the resale of the shares of Common Stock to be sold pursuant to this Agreement and the shares of Common Stock issuable upon exercise of the Warrants under the Securities Act pursuant to the Registration Rights Agreement and has agreed in Section 3(a) and 3(d) that it cannot issue and sell more than $2,500,000 of Common Stock to the Investor hereunder unless the shares of Common Stock to be issued to the Investor have been registered for resale pursuant to the Pre-Issuance Registration Statement;

          (j) The Investor has adequate means of providing for such Investor's current financial needs and foreseeable contingencies and has no need for liquidity of the investment in the Common Stock, the Warrants and the shares of Common Stock issuable upon exercise of the Warrants for an indefinite period of time;

          (k) The Investor is aware that an investment in the Common Stock, the Warrants and the Common Stock issuable upon exercise of the Warrants involves a number of very significant risks and has carefully read and considered the matters set forth under the caption "Risks Factors" and other risk factors of the Company that are referenced in the most recent Quarterly Report on Form 10-Q filed by the Company with the SEC;

          (l) The Investor is not a U.S. person (as defined in Securities Act Rule 902(k)) and is not acquiring the Common Stock, the Warrants or the shares of Common Stock issuable upon exercise of the Warrants, for the account or benefit of any U.S. person. None of the Investor's shareholders are a U.S. person.

          (m) The Investor represents it is duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization; the consummation of the transactions contemplated hereby is authorized by, and will not result in a violation of any applicable law or its charter or other organizational documents; it has full power and authority to execute and deliver this Agreement and all other related agreements or certificates and to carry out the provisions hereof and thereof and to purchase and hold the Common Stock, the Warrants and the Common Stock issuable upon exercise of the Warrants; the execution and delivery of this


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Agreement has been duly authorized by all necessary action; and this Agreement has been duly executed and delivered on behalf of such entity and is a legal, valid and binding obligation of such entity. The execution and delivery of this Agreement will not violate or be in conflict with any order, judgment, injunction, agreement or controlling document to which the Investor is a party or by which it is bound;

          (n) The Investor represents to the Company that any information which the Investor has heretofore furnished or is furnishing herewith to the Company is complete and accurate and may be relied upon by the Company in determining the availability of an exemption from registration under U.S. Federal securities laws and applicable laws of states and foreign jurisdictions in connection with the Offering;

          (o) Within five days after receipt of a request from the Company, the Investor will provide such information and deliver such documents as may reasonably be necessary to comply with any and all laws and ordinances to which the Company is subject, including all information regarding the Investor that the Company requests in connection with the registration statements to be filed pursuant to the Registration Rights Agreement;

          (p) In evaluating its investment hereby in the Company, the Investor has not relied upon any representation or other information (oral or written) provided to the Investor or its Advisors by or on behalf of the Company other than the information contained in the Company's filings with the U.S. Securities and Exchange Commission;

          (q) The Investor acknowledges that the Company will not deliver a Purchase Notice and seek to issue and sell shares of Common Stock hereunder until such time as the number of authorized shares of Common Stock of the Company is increased and that the Company plans to seek stockholder approval of an increase in the number of authorized shares of Common Stock at its next annual meeting of stockholders;

          (r) As of the date hereof, none of the Common Stock to be issued hereunder, Warrants or the shares of Common Stock issuable upon exercise of the Warrants have been registered under The U.S. Securities Act of 1933, as amended, or under any applicable securities laws of any state or foreign jurisdiction and such securities are being offered and sold in reliance on exemptions from the registration requirements of said Act and such laws. The securities are subject to restrictions on transferability and resale and may not be transferred or resold except as permitted under said Act and such laws pursuant to registration or exemption therefrom;

          (s) Each certificate representing shares of Common Stock or Common Stock issuable upon exercise of the Warrants, and the Warrants shall bear a legend substantially in the following form:

               "These securities have not been registered under the Securities Act of 1933. They may not be offered or transferred by sale, assignment, pledge or otherwise unless (i) a registration statement for the securities under the Securities Act of 1933 is in effect or (ii) the corporation has received an opinion of counsel, which opinion is satisfactory to the corporation, to the effect that such registration is not required under the Securities Act of 1933 or (iii) such offer or transfer is made in accordance


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               with the provisions of Regulation S under the Securities Act of
               1933. Hedging transactions involving these securities may not be conducted unless in compliance with the Securities Act of 1933."

     Notwithstanding the foregoing, no certificate representing shares of Common Stock issued pursuant to this Agreement following the effectiveness of the Pre-Issuance Registration Statement which are covered by such Registration Statement shall bear such legend without the prior written consent of the Investor.

          (t) The Investor hereby confirms, and within five days after receipt of a request from the Company, shall confirm, that in the event it proposes to transfer any Common Stock issued to it under Section 3 or upon exercise of the Warrants it shall comply with all requirements of the Securities Act applicable to such transfer, including without limitation the requirement of delivering a current prospectus in a timely manner in connection with the transfer.

     5. IRREVOCABILITY; BINDING EFFECT. The Investor hereby acknowledges and agrees that the agreements hereunder, including the agreement to purchase shares of Common Stock if and when the Company exercises its right to sell to the Investor such shares of Common Stock in accordance with Section 3, are irrevocable by the Investor, except as required by applicable law, and that this Agreement shall be binding upon and inure to the benefit of the Parties and their administrators, successors, legal representatives, and permitted assigns.

     6. MODIFICATION. Except as expressly permitted herein, this Agreement shall not be modified or waived except by an instrument in writing signed by the Party against whom any such modification or waiver is sought. The Company may terminate this Agreement at any time, without consent of the Investor, without penalty.

     7. NOTICES. Any notice or other communication required or permitted to be given hereunder shall be in writing and shall be mailed by certified mail, return receipt requested, or by a reputable overnight delivery service or shall be delivered against receipt to the Party to whom it is to be given (a) if to the Company, at the address set forth above, or (b) if to the Investor, at the address set forth on the signature page hereof (or, in either case, to such other address as the Party shall have furnished in writing in accordance with the provisions of this Section 7). Any notice or other communication given by certified mail shall be deemed given at the time of certification thereof and any notice or other communication given by overnight delivery service shall be deemed given two business days after deposit with the courier; provided, however, that a notice changing a Party's address shall be deemed given at the time of receipt thereof.

     8. ASSIGNABILITY. This Agreement and the rights, interests and obligations hereunder are not transferable or assignable by the Investor.

     9. APPLICABLE LAW. This Agreement shall be governed by and construed in accordance with the laws of the Commonwealth of Massachusetts in the United States without reference to the principles thereof relating to the conflict of laws.

     10. BLUE SKY QUALIFICATION. The purchase of the Common Stock and the Warrants under this Agreement is expressly conditioned upon the exemption from qualification of the offer and sale of the Common Stock and Warrants from applicable U.S. Federal securities laws and the


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applicable laws of states and foreign jurisdictions. The Company shall not be required to qualify as a foreign corporation or execute a general consent to service of process in any jurisdiction and, should qualification or execution of a general consent be necessary, the Company shall be released from any and all obligations to maintain its offer, and may rescind any sale contracted, in the jurisdiction.

     11. USE OF PRONOUNS. All pronouns and any variations thereof used herein shall be deemed to refer to the masculine, feminine, neuter, singular or plural as the identity of the person or persons referred to may require.

     12. CONFIDENTIALITY. The Investor acknowledges and agrees that any information or data the Investor has acquired from or about the Company, not otherwise properly in the public domain, was received in confidence. The Investor agrees not to divulge, communicate or disclose, except as may be required by law or for the performance of this Agreement, or use to the detriment of the Company or for the benefit of any other person or persons, or misuse in any way, any confidential information of the Company, including any scientific, technical, trade or business secrets of the Company and any scientific, technical, trade or business materials that are treated by the Company as confidential or proprietary, including, but not limited to, ideas, discoveries, inventions, developments and improvements belonging to the Company and confidential information obtained by or given to the Company about or belonging to third parties.

     13. MISCELLANEOUS.

          (a) This Agreement, together with the Registration Rights Agreement and the Warrants, constitute the entire agreement between the Investor and the Company with respect to the subject matter hereof, except for any confidential disclosure agreement between the Investor and the Company, and supersede all prior oral or written agreements and understandings, if any, between the Parties relating to the subject matter hereof, except for any confidential disclosure agreement between the Investor and the Company.

          (b) The Investor's representations and warranties made in this Agreement shall survive the execution and delivery hereof and delivery of the Common Stock, the Warrants and the Common Stock issuable upon exercise of the Warrants.

          (c) Each of the Parties hereto shall pay its own fees and expenses (including the fees of any attorneys, accountants, appraisers or others engaged by such Party) in connection with this Agreement and the transactions contemplated hereby whether or not the transactions contemplated hereby are consummated.

          (d) This Agreement may be executed in one or more counterparts each of which shall be deemed an original, but all of which shall together constitute one and the same instrument.

          (e) Each provision of this Agreement shall be considered separable and, if for any reason any provision or provisions hereof are determined to be invalid or contrary to applicable law, such invalidity or illegality shall not impair the operation of or affect the remaining portions of this Agreement.


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          (f) Paragraph titles are for descriptive purposes only and shall not control or alter the meaning of this Agreement as set forth in the text.

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IN WITNESS WHEREOF, the Parties have caused this Common Stock Purchase Agreement to be duly executed as of the date first set forth above..

                                        IDERA PHARMACEUTICALS, INC.


                                        By: /s/ Sudhir Agrawal
                                            ------------------------------------
                                        Name: Sudhir Agrawal
                                        Title: Chief Executive Officer


BIOTECH SHARES LTD.


By: /s/ Oussama Salam
    ---------------------------------
Name: Oussama Salam
Title: Director

Address: St. James's Chambers
         64A Athol Street
         Isle of Man IM1 1JE


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